Exhibit 16.1
January 18, 2010
Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549-7561
Dear Sirs/Madams:
We have read China Technology Development Group Corporation’s Form 6-K dated January 18, 2010, and we agree with the statements made therein.
Yours truly,
Shenzhen, China
January 18, 2010